UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : May 29, 2014

                                       “Creating Wealth Together”

CN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167804	N/A
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 Duncan Mill Road, Suite 203 Toronto, Ontario, Canada M3B 3H9
(Address of principal executive offices, including zip code)

416-510-2991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4 (c ))

Item 3.02 Unregistered Sales of Equity Securities.

On May 28, 2014, CN Resources Inc. (the ‘the Company’) issued 25,000,000 restricted common stocks from Treasury to Shanghai Yuankai Group Co., Ltd. for an aggregate price of $5,000,000, and issued 5,000,000 restricted common stocks from Treasury to 1547698 Ontario Limited for an aggregate price of $1,000,000. Both purchasers are controlled, directly or indirectly, by insiders of the Company. The subscription price is $0.20 per common stock to the insiders and the bid price for the Company’s common stock at open market is $0.15 per share during the relevant period. As a result of this transaction, the total issued, outstanding and non-assessable common stocks of the Company are 56,100,000. There are no preferred stocks are issued.

The restricted common stocks are purchased for investment purpose only.

Item 9.01 Exhibit

Exhibit 10.1

SIGNATURE

CN Resources Inc.

Date: May 29, 2014	By:	/s/ Oliver Xing
Oliver Xing
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary/Treasurer and Director